August 19, 2000

Jackie Winkler
2005 19th Street
Hondo, Texas 78861

                                                        RE: Board of Directors

Dear Jackie:

     This will confirm our discussions regarding your accepting a position on the Board of Directors of CommunicateNow.Com Inc. (the "Company")

     You have agreed to serve until the next annual meeting of the shareholders.
A written discussion of the duties and responsibilities of a member of the board of Directors has been delivered to you and you agreed to read and become familiar with the matters in such document.

     In consideration of your acceptance of a position on the Board of
Directors, the Company grants you a stock option under the following terms and conditions:

4. You are entitled to purchase from the Company 125,000 shares of the Company's common stock for a purchase price of $1.00 per share.
5. You may exercise this right to purchase in whole or in part at any time as long as you are a member of the Company's Board of Directors.
6. This right to purchase has not been registered under the Securities Act of
   1933. You are receiving this purchase right as an investment and such may not be transferred to any person. Any shares of the Company's stock issued upon the exercise of this right to purchase shall bear a restrictive legend to the effect that the shares cannot be transferred without an effective registration statement or an opinion of counsel that registration is not required.

     The company will reimburse direct expenses in connection with your attending Board of Director meetings.

      If the foregoing accurately sets forth our understanding, please sign in the space provided below.  I am looking forward to working with you as a Board
Member.

                                              Sincerely,

                                              David Hancock
                                              Chairman of the Board of Directors

                  ACCEPTED:

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